UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2021

SHENTANG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55973	83-0610554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

House 1E1, Zhuoyue Weigang North

Nanshan District, Shenzhen, P.R. China 518000

 (Address of principal executive offices, zip code)

(+86) 138-2887-0006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into A Material Definitive Agreement.

Stock Purchase Agreement

On August 11, 2021, Shentang International, Inc. (the “Company”) entered into and closed the transaction contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) by and among the Company, VEZHONG LIMITED, a British Virgin Islands company, JW Asset Management Limited, a British Virgin Islands company (each, a “Purchaser”, and together, the “Purchasers”), and Plentiful Limited, a Samoan company (the “Seller”), the controlling shareholder of the Company. Pursuant to the Stock Purchase Agreement, Purchasers purchased 10,000,000 shares of preferred stock (the “Shares”) of the Company from the Seller, among which VEZHONG LIMITED purchased 9,002,000 Shares and JW Asset Management Limited purchased 998,000 Shares. The aggregate purchase price for the Shares set forth in the Stock Purchase Agreement is $250,000, or $0.025, per share. Upon the closing, the full purchase price of $250,000 was paid to Seller. The Company’s common stock and preferred stock have different voting rights whereby one share of common stock is entitled to one (1) vote and one share of preferred stock is entitled to one hundred (100) votes. The Shares represent approximately 98% of the Company’s outstanding voting power as of the closing. Accordingly, as a result of the transaction, VEZHONG LIMITED became the controlling shareholder of the Company.

Purchasers acquired the Shares and now each owns the following percentage of the outstanding preferred stock of the Company:

Name	Number of Shares	Percent of Preferred Stock
VEZHONG LIMITED	9,002,000	90.02%
JW Asset Management Limited	998,000	9.98%

Purchasers used their working capital to acquire the Shares. Purchasers did not borrow any funds to acquire the Shares.

Prior to the closing, none of Purchasers was affiliated with the Company. However, VEZHONG LIMITED will be deemed an affiliate of the Company after the closing as a result of its stock ownership interest in the Company.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of that document filed as Exhibit 10.1 to this report and incorporated by reference herein.

ITEM 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the stock purchase transaction, the control of the Company has been transferred from Seller to VEZHONG LIMITED.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of August 11, 2021 between the Company, Purchasers and Seller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shentang International, Inc.

Dated: August 11, 2021	By:	/s/ Lei Xu
	Name:	Lei Xu
	Title:	President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of August 11, 2021 between the Registrant, Purchasers and Seller

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